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IDEX Corporation Completes Acquisition of Mott Corporation

NORTHBROOK, Illinois – September 5, 2024 – IDEX Corporation (NYSE: IEX) (“IDEX”) has completed its previously-announced acquisition of Mott Corporation and its subsidiaries (“Mott”), expanding IDEX’s applied material science technology capabilities in high-value end markets. Mott is a leader in the design and manufacturing of sintered porous material structures and flow control solutions, with deep applied material science knowledge and process control capabilities. For more than 60 years, Mott has solved complex engineering challenges by innovating with global OEMS and leading technology brands to develop cutting-edge technologies.

As part of IDEX’s Health & Science Technologies segment, Mott is expected to:
•Enhance the ability to deliver innovative, customized, and highly technical micro-precision solutions that are increasingly essential to customer product performance.
•Increase opportunities in semiconductor wafer fabrication equipment, energy transition, medical technologies, space & defense, and water purification industries.
•Complement the successful integrations of the Muon Group, Iridian Spectral Technologies, and STC Material Solutions, providing unique process-based capabilities working with specialized materials.
•Drive near- and long-term value creation through implementation of 8020 and the IDEX Operating Model.

“The acquisition of Mott brings scale to our growing suite of material science technology capabilities and amplifies our ability to partner with customers to develop innovative solutions,” said Eric D. Ashleman, Chief Executive Officer and President of IDEX. “This is an important step in our strategy to deliver long-term, compounding value to our customers, employees, and shareholders. I’m pleased to welcome the Mott team to the IDEX family.”

About IDEX
IDEX Corporation (NYSE: IEX) designs and builds engineered products and mission-critical components that make everyday life better. IDEX precision components help craft the microchip powering your electronics, treat water so it is safe to drink, and protect communities and the environment from sewer overflows. Our optics enable communications across outer space, and our pumps move challenging fluids that range from hot, to viscous, to caustic. IDEX components assist healthcare professionals in saving lives as part of many leading diagnostic machines, including DNA sequencers that help doctors personalize treatment. And our fire and rescue tools, including the industry-leading Hurst Jaws of Life®, are trusted by rescue workers around the world. These are just some of the thousands of products that help IDEX live its purpose – Trusted Solutions, Improving Lives™. Founded in 1988 with three small, entrepreneurial manufacturing companies, IDEX now includes more than 50 diverse businesses around the world. With about 8,800 employees and manufacturing operations in more than 20 countries, IDEX is a diversified, high-performing, global company with approximately $3.3 billion in annual sales.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements regarding the expected benefits of the acquisition of Mott, the expected impact of the acquisition on IDEX’s product offerings or proposed product offerings, IDEX’s combined existing and new customers and access to high-value end markets, the enhancement of IDEX’s business strategy, integration plans, the expected growth opportunities, and the anticipated long-term value to IDEX’s shareholders and customers resulting from the acquisition. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this press release. The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates and other competitive factors and levels of capital spending in certain industries; the impact of catastrophic weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks and wars; IDEX’s ability to integrate Mott and to acquire, integrate and operate other acquired businesses on a profitable basis; cybersecurity incidents; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which IDEX operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in IDEX’s most recent annual report on Form 10-K and IDEX’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in IDEX’s filings with the SEC. The forward-looking statements included here are only made as of the date of this press release and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

Investor Contact:
Wendy Palacios
Vice President, FP&A and Investor Relations
(847) 457-3723
wpalacios@idexcorp.com

Media Contact:
Mark Spencer
Vice President, Global Communications
(847) 457-3793
mdspencer@idexcorp.com

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